Exhibit 99(c)


DARDEN RESTAURANTS
Red Lobster(R) Olive Garden(R)
Bahama Breeze(R) Smokey Bones(R)
         www.darden.com
                                                            NEWS/INFORMATION
                                                            Corporate Relations
                                                            P.O. Box 593330
                                                            Orlando, FL  32859

                                    Contacts:
                                    (Analysts) Matthew Stroud   (407) 245-6458
                                    (Media)    Mike Bernstein   (407) 245-5270
FOR RELEASE
March 22, 2005
4:30 PM EST


          CHARLES A. LEDSINGER, JR. ELECTED TO DARDEN RESTAURANTS BOARD

Orlando, FL - Darden Restaurants, Inc. (NYSE:DRI), has elected Charles A. Ledsinger, Jr., to its board of directors, effective June 2005. Darden owns and operates Red Lobster, Olive Garden, Bahama Breeze, and Smokey Bones Barbeque & Grill restaurant companies.

Mr. Ledsinger is President and Chief Executive Officer of Choice Hotels International [NYSE:CHH], one of the world's largest hotel franchisers with more than 5,000 hotels open and under development in 44 countries and territories. The Silver Spring, Maryland-based company franchises the Comfort Inn, Comfort Suites, Quality, Econo Lodge, Clarion, Sleep Inn, Rodeway Inn, and MainStay Suites hotels. The Choice worldwide system generates in excess of $4 billion in annual revenue.

"We are honored and excited to welcome Chuck Ledsinger to our board," said Clarence Otis, Darden's Chief Executive Officer. "His years of proven leadership in the hospitality industry will be a tremendous asset to Darden as we explore the next frontier of casual dining growth."

"I am pleased to join the Darden Restaurants board because of its commitment to excellence in casual dining," said Ledsinger. "Darden has become the leader in its field by understanding how to provide true hospitality and consistent value at all of its restaurants."

Under Ledsinger's leadership, Choice has launched a number of initiatives to reach more consumers, deliver exceptional services, and build strong brands. These include the successful re-imaging of the company's Quality, Comfort, Comfort Suite, and Sleep Inn brands and the "thanks for traveling" marketing campaign in response to the travel slowdown following the 2001 terrorist attacks on America.

In 2002, Ledsinger was named the industry's top performing chief executive officer for 2001 by HVS Executive Search, a division of the global hotel consulting firm HVS International. The annual award honors the CEO who offers the best value to shareholders on a pay per performance model.

                                    - MORE -

"Chuck brings to Darden's Board a good understanding of multi-unit and multi-brand management," said Joe Lee, Chairman of the Board of Darden. "Choice Hotels and Darden share a similar commitment to excellence."

Ledsinger joined Choice in August, 1998 after serving as President and Chief Operating Officer of The St. Joe Company, Florida's largest private landowner and developer of master planned communities, commercial and industrial facilities, resorts and location based entertainment.

Prior to joining St. Joe in 1997, he spent nearly 20 years at Promus Companies, Inc., now owned by Hilton Corporation. He held a number of financial management positions, including serving as its Chief Financial Officer.

Ledsinger serves on the boards of Choice Hotels International [NYSE:CHH], FelCor Lodging Trust Inc. [NYSE:FCH], and TBC Corporation [NASDAQ:TBCC].

A Memphis native and a graduate of the University of Virginia, Ledsinger earned an MBA degree from the University of Memphis. He lives with his family in Bethesda, Maryland.

Darden Restaurants, Inc., headquartered in Orlando, FL, owns and operates over 1,350 restaurants with annual sales of over $5.0 billion. It is the market share and sales leader in casual dining.

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.

                                      -END-